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Exhibit 10.69

INTERMUNE, INC.
Stock Bonus Award Agreement

        This STOCK BONUS AWARD AGREEMENT (the "Award Agreement"), is made effective as of November 5, 2003 between INTERMUNE, INC., a Delaware corporation (the "Company"), and WILLIAM R. RINGO, JR. (the "Participant"). This Award Agreement is made pursuant to the terms of the Company's 2000 Equity Incentive Plan (the "Plan"). The applicable terms of the Plan are incorporated herein by reference, including the definition of terms contained in the Plan.

        Section 1.    Award Shares.    The Company awards to the Participant, on the terms and conditions hereinafter set forth, a stock bonus award with respect to 25,000 shares of the Common Stock of the Company (the "Award Shares").

        Section 2.    Vesting Requirements.

        (a)    Vested Award Shares.    On the date hereof, 6,250 of the Award Shares shall be fully vested.

        (b)    Vesting Schedule.    Subject to the remaining paragraphs of this Section 2 and Sections 3 and 4 hereof, the unvested Award Shares shall become vested, so long as the Participant continues to provide services to the Company as Chairman of the Board of Directors (the "Board") as of the applicable vesting date, as follows:

  (1)
  On December 25, 2003 (the "Initial Vesting Date"), 1,563 of the Award Shares shall vest; and

  (2)
  An additional 1,563 of the Award Shares shall vest quarterly after the Initial Vesting Date, with the final such vesting date occurring on June 25, 2006 (i.e. the additional vesting dates shall occur on March 25, June 25, September 25 and December 25 of each such year commencing on March 25, 2004 and ending on June 25, 2006); and

  (3)
  On September 25, 2006, the remaining 1,557 unvested Award Shares shall vest.

        (c)    Termination of Service.    If the Participant's service as Chairman of the Board is terminated by the Company other than "for Cause" (as defined in subsection 2(g) below) after the date hereof, all Award Shares shall become immediately vested and nonforfeitable. If the Participant's service as Chairman of the Board is terminated by the Company for Cause or by the Participant for any reason (or no reason) after the date hereof, the Participant shall forfeit his interest in all unvested Award Shares.

        (d)    Forfeited Shares.    Any Award Shares that are forfeited by the Participant hereunder shall be returned and transferred to the Company without consideration paid to the Participant, and the Participant shall cease for all purposes to be a shareholder of such shares as of the date of termination of service.

        (e)    Change in Control.    All unvested Award Shares shall become fully and immediately vested and nonforfeitable upon the occurrence of a Change in Control (as defined below) prior to any scheduled vesting date, provided that such Award Shares have not been forfeited prior to the effective date of such Change in Control. A "Change in Control" means (i) a sale, lease or other disposition of all or substantially all of the securities or assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise.

        (f)    Death.    Notwithstanding the provisions of Section 2(b) hereof, all unvested Award Shares shall become fully and immediately vested and non-forfeitable upon the occurrence of the Participant's death prior to any scheduled vesting date, provided that such Award Shares have not been forfeited prior to the date of such death.

        (g)    Definition of "For Cause."    Termination "for Cause" means a termination by the Company of the Participant's service to the Company as Chairman of the Board based on a determination that any one or more of the following has occurred:

  •
  Willful refusal to follow lawful and reasonable corporate policy or Board directives;

  •
  Willful failure, gross neglect or refusal to perform duties;

  •
  Willful act that intentionally and materially injures the reputation or business of the Company;

  •
  Willful breach of confidentiality that has a material adverse affect on the Company;

  •
  Fraud or embezzlement; or

  •
  Indictment for criminal activity.

For purposes of this definition of "for Cause," no act or failure to act shall be considered "willful" unless it was done or omitted to be done not in good faith, and shall not include any act or failure to act resulting from the Participant's disability. Furthermore, a termination for Cause shall not take effect unless the Participant is given written notice by the Company of its intention to terminate the Participant for Cause, and is given to the Participant within 90 days of the Company's learning of such act or acts or failure or failures to act. You shall then have 20 days after the date that such written notice has been given to the Participant in which to cure such conduct, to the extent such cure is possible. If the Participant fails to cure such conduct, the Participant shall then be entitled to a hearing before the Board at which the Participant and the Participant's counsel are entitled to appear. Such hearing shall be held within 25 days of such notice to the Participant, provided the Participant requests such hearing within 10 days of the written notice from the Company of the intention to terminate the Participant for Cause. If, within five days following such hearing, the Participant is furnished written notice by the Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, the Participant shall then be terminated for Cause. For purposes of such determination by the Board, at least 75% of the Board, not including the Participant, voting on the issue of the Participant's termination must find that there were grounds on which to terminate the Participant for Cause.

        Section 3.    Rights as a Shareholder.    Subject to the otherwise applicable provisions of the Plan and this Award Agreement, the Participant shall have all rights of a shareholder with respect to the Award Shares, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

        Section 4.    Restrictions on Transfer.    Neither this Award Agreement nor any Award Shares covered hereby may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, otherwise than to the Company, unless as of the date of any such sale, assignment, transfer, encumbrance, hypothecation or pledge, such Award Shares to be thus disposed of have become vested in accordance with this Award Agreement. The certificate or certificates representing shares delivered pursuant to the Award Agreement shall bear a legend referring to the nontransferability or assignability of such shares pursuant to this Section 4, and a stop-transfer order against such certificate or certificates will be placed by the Company with its transfer agents and registrars. At the discretion of the Board, in lieu of issuing a stock certificate to the Participant, the Company or its designated agent may hold the Award Shares in escrow during the period such shares remain subject to the vesting restrictions and other restrictions provided hereunder.

        Section 5.    Award Subject to Plan.    The Award Shares acquired hereunder are subject to the Plan, the terms and provisions of which, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail.

        Section 6.    Tax Withholding.    The Company's obligation to issue and deliver the Award Shares to the Participant is subject to the making of provision for the payment or withholding of any taxes required to be withheld pursuant to any applicable law in respect of the receipt or lapse of forfeiture restrictions with respect to such shares.

        Section 7.    Section 83(b) Election.    The Participant shall promptly (and not later than 30 days of the date hereof) notify the Company if the Participant makes an election under section 83(b) of the Internal Revenue Code.

        Section 8.    Investment Representation.    Upon acquisition of Award Shares under the Plan at a time when there is not in effect a registration statement under the Securities Act of 1933, as amended, relating to the shares of Common Stock, the Participant hereby represents and warrants, and by virtue of such acquisition shall be deemed to represent and warrant, to the Company that the Award Shares shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Participant shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable federal and state securities, blue sky and other laws. No Award Shares shall be acquired unless and until the Company and/or the Participant shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Board has received evidence satisfactory to it that the Participant may acquire such shares pursuant to an exemption from registration under the applicable securities laws. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

        Section 9.    Changes in Common Stock.    Any right of the Participant or the Company hereunder with respect to the Award Shares shall also apply to any other shares of stock of the Company into which the Common Stock has been exchanged or converted, or which were issued in respect thereof, pursuant to any recapitalization or other event referred to in Section 11 of the Plan, as determined by the Board in accordance with the Plan.

        Section 10.    No Right of Service.    Nothing in this Award Agreement shall confer upon the Participant any right to continue in the service of the Company or to interfere in any way with the right of the Company or the shareholders of the Company to terminate the Participant's service at any time.

        Section 11.    Notices.    Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Company's general counsel at the Company's office at 3280 Bayshore Blvd., Brisbane, California 94005, or at such other address as the Company may designate by notice to the Participant. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

        Section 12.    Construction.    The Board shall have the discretionary authority for the interpretation and construction of this Agreement, as and in the manner set forth in Section 3 of the Plan.

        Section 13.    Governing Law.    This Award Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

        Section 14.    Integration.    As of the date hereof, this Award Agreement and the Plan set forth the entire understanding between the Participant and the Company regarding the matters set forth herein, and supersede and merge all prior discussions and oral and written agreements between the Participant and the Company.

        Section 15.    Counterparts.    This Award Agreement may be signed in counterparts, which signatures, taken as a whole, shall constitute an effective agreement.

*        *        *

        WHEREBY, the parties have entered into this Agreement as of the dates set forth below:

INTERMUNE, INC.
By:	/s/ STEPHEN N. ROSENFIELD Name: Stephen N. Rosenfield Title: Executive Vice President of Legal Affairs
Date:	11/19/03
PARTICIPANT
/s/ WILLIAM R. RINGO
Name:	William R. Ringo, Jr.
Date:	Nov 19, 2003

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  Exhibit 10.69